UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 16, 2020  (January 10, 2020)

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.004 per share	LAUR	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 10, 2020, Laureate International B.V., a Netherlands private limited liability company (“Seller”), an indirect, wholly owned subsidiary of Laureate Education, Inc., a Delaware public benefit corporation (the “Company” or “Laureate”), the Company, solely as guarantor of certain of Seller’s obligations thereunder, and SP Costa Rica Holdings, LLC, a Delaware limited liability company (“Buyer”), entered into, and consummated the transactions contemplated by, an Equity Purchase Agreement (the “Agreement”).

Pursuant to the Agreement, Buyer purchased from Seller (i) all of the equity units of Education Holding Costa Rica EHCR, S.R.L., which owns, directly or indirectly, all of the equity units of Lusitania S.R.L., Universidad U Latina, S.R.L. (“ULatina”) and Universidad Americana UAM, S.R.L. (collectively, “Laureate Costa Rica”), and (ii) a note due from ULatina to Seller. Consideration for the transaction consisted of $15 million paid at closing and up to $7 million to be paid within the next two years if Laureate Costa Rica meets certain performance metrics. Additionally, Laureate Costa Rica retained obligations to pay approximately $30 million in finance lease indebtedness for which Buyer has no recourse to Seller.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Buyer is controlled by certain affiliates of Sterling Capital Partners II, L.P. (“Sterling II”). Sterling II has the right to designate a director to the Laureate Board of Directors pursuant to a securityholders agreement (see Form 8-K filed by the Company on February 6, 2017), and Steven Taslitz currently serves as the Sterling-designated director. Mr. Taslitz did not participate in the Laureate Board of Directors’ consideration of the transaction, which was approved by the Audit Committee as a related party transaction.

Forward-Looking Statements

This Current Report on Form 8-K includes certain disclosures which contain “forward-looking statements” within the meaning of the U.S. federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they often contain words such as “subject to,” “expect” or similar expressions that concern the Company’s strategy, plans or intentions. Forward-looking statements are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from the Company’s expectations are set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Victoria Silbey
Name:	Victoria Silbey
Title:	Senior Vice President, Secretary, Chief Legal Officer and Chief Ethics & Compliance Officer

Date: January 16, 2020